UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2007

RESOURCE AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.

     One Crescent Drive, Suite 203, Philadelphia, Pennsylvania  19112
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 546-5005

   N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2007, LEAF Funding, LLC, an indirect subsidiary of ours, acquired substantially all of the assets of NetBank Business Finance, a division of NetBank, from the Federal Deposit Insurance Corporation as Receiver of NetBank for a purchase price of $415.2 million, including assumed liabilities of $21.2 million.  We had previously described the acquisition agreement between LEAF Funding and the FDIC in our Current Report on Form 8-K dated as of October 25, 2007.  The assets of NetBank Business Finance are primarily equipment leases and loans.

We obtained $368.1 million of bridge financing for this acquisition from Morgan Stanley Bank and its affiliate.  It is our intention to sell the assets we acquired in this transaction to investment partnerships sponsored by LEAF Financial Corporation, our indirect subsidiary, and repay the bridge financing, prior to November 1, 2008.

The bridge financing is provided through a Receivables Loan and Security Agreement, dated as of November 1, 2007, among LEAF Capital Funding III, LLC, as borrower, LEAF Financial Corporation, as servicer, Morgan Stanley Bank, as Class A Lender and as collateral agent, Morgan Stanley Asset Funding Inc., as Class B Lender, U.S. Bank National Association, as the custodian and lenders’ bank, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer.  LEAF Capital Funding III is a special purpose entity wholly-owned by LEAF Funding.  LEAF Capital Funding III entered into a Purchase and Sale Agreement with LEAF Funding pursuant to which the assets acquired from the FDIC by LEAF Funding were sold to LEAF Capital Funding III in exchange for the proceeds of the loan.

The financing agreement provides for two loans to LEAF Capital Funding III, a Class A loan and a Class B loan.  These loans are non-recourse to us or any of our affiliates other than LEAF Capital Funding III and the assets transferred to it.  The agreement has a termination date of November 1, 2008 unless extended by the lenders in their sole discretion, at the written request of LEAF Capital Funding III.

The Class A loan is for the amount of $333.4 million.  The interest rate for the Class A loan varies as follows: (i) from the closing date through August 7, 2008, the rate is the Adjusted Eurodollar Rate plus 2.00%, (ii) from August 8, 2008 through the termination date, the rate is the Adjusted Eurodollar Rate plus 2.50%, and (iii) from and after the termination date or during any event of default, the Adjusted Eurodollar Rate plus 3.00%.  The Adjusted Eurodollar Rate is the 30 day London Interbank Offered Rate.

The Class B loan is for the amount of $34.7 million.  The interest rate for the Class B loan varies as follows: (i) from the closing date through August 7, 2008, the rate is the Adjusted Eurodollar Rate plus 10.00%, (ii) from August 8, 2008 through the termination date, the rate is the Adjusted Eurodollar Rate plus 12.50%, and (iii) from and after the termination date or during any event of default, the Adjusted Eurodollar Rate plus 15.00%.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 2.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE AMERICA, INC.

Date: November 13, 2007	By:	/s/ Steven J. Kessler
Name: Steven J. Kessler
Title: Executive Vice President and Chief Financial Officer